UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA		01876
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignations of Richard J. Cohen, M.D., Ph.D., Kenneth V. Hachikian and Reed Malleck as Directors

On December 30, 2009, each of Richard J. Cohen, M.D., Ph.D., Kenneth V. Hachikian and Reed Malleck resigned from the Company’s Board of Directors. The resignations of Messrs. Cohen, Hachikian and Malleck were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but rather were in connection with a reduction in size of the Company’s Board of Directors from seven to five directors and the election of a new independent director to serve on the Board of Directors. A copy of each of the resignation letters received by the Company is attached to this Current Report on Form 8-K.

Election of Paul McCormick as Director

On December 30, 2009, the Board of Directors voted to reduce the number of directors of the Company from seven to five and to elect Paul McCormick as a director to serve until the annual meeting of stockholders of the Company to be held in 2010 and until his successor is duly elected and qualified.

Mr. McCormick, age 56, currently serves as the Executive Chairman of Cardiogenesis, Inc. From April 2007 until July 2009, Mr. McCormick served as Chairman of the Board of Cardiogenesis, Inc. Mr. McCormick was a member of the executive management team of Endologix, Inc. from 1998 until 2008, most recently serving as President and Chief Executive Officer from January 2003 until May 2008. He has served as a director of Endologix since February 2002. Mr. McCormick also serves as a director of Cianna Medical, Inc. Mr. McCormick holds a BA in Economics from Northwestern University and an Executive Sales and Marketing certification from Columbia University.

On December 30, 2009, the Board of Directors appointed Mr. McCormick to serve on the Audit, Compensation and Nominating and Governance Committees of the Board of Directors and appointed Jeffrey Wiggins to serve on the Compensation Committee of the Board of Directors. As a result of these appointments, each of the three independent directors currently serving on the Board of Directors (John McGuire, Paul McCormick and Jeffrey Wiggins) serves on the Audit, Compensation and Nominating and Governance Committees of the Board of Directors.

In connection with his appointment as a director of the Company, Mr. McCormick will be entitled to receive the standard fees in connection with meetings of the Board of Directors and the $15,000 annual retainer generally received by non-employee directors of the Company.

Reduction in Work Schedule for Chief Financial Officer

Effective January 1, 2010, the work schedule for Vincenzo LiCausi, Chief Financial Officer of the Company, was reduced from a full time to a part time schedule so that Mr. LiCausi can attend to personal matters. Mr. LiCausi is expected to devote 60% of a regular work week to the business and interests of the Company. Mr. LiCausi’s annual base salary was reduced on a commensurate basis from $155,000 to $93,000 effective January 1, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

17.1	Resignation Letter of Richard J. Cohen, M.D., Ph.D., dated as of December 31, 2009

17.2	Resignation Letter of Reed Malleck, dated as of December 31, 2009

17.3	Resignation Letter of Kenneth V. Hachikian, dated as of December 31, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: January 6, 2010	By:	/S/ ALI HAGHIGHI-MOOD
Ali Haghighi-Mood
Chief Executive Officer